EXHIBIT 99.3



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                        2002 EMPLOYEE STOCK PURCHASE PLAN
                        (Pursuant to I.R.C. Section 423)

1.   Purpose of this Plan.

     This 2002 Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist employees of Littlefield Corporation, a Delaware corporation, and any present or future subsidiaries or affiliates of the Company to acquire stock ownership in the Company. This Plan is intended to be an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986. This Plan is intended to comply in all material respects and will be administered in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934.

2.   Definitions.

     In this Plan, the following terms have the following meanings unless the context clearly requires otherwise:

     a. "Board" means the Board of Directors of the Company.

     b. "Code" means the Internal Revenue Code of 1986.

     c. "Common Stock" means the Common Stock, par value $0.001 per share, issued by the Company.

     d. "Company" means:

          i. the Littlefield Corporation, a Delaware corporation;

          ii. any subsidiary (whether domestic or foreign, and whether it now exists or is hereafter organized or acquired by Littlefield Corporation) in which not less than 50% of its voting shares are held by Littlefield Corporation or by another entity that qualifies as a subsidiary within this definition; and

          iii. any parent (whether domestic or foreign, and whether it now exists or is hereafter organized) which owns not less than 50% of the voting shares of Littlefield Corporation or of another entity that qualifies as a parent within this definition.


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     e. "Compensation" means all cash compensation  received by an Employee from the Company and includable in the Employee's gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, Compensation includes regular compensation, but excludes relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company.

     f. "Employee" means any individual who is an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company., except that where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     g. "Exchange Act" means the Securities Exchange Act of 1934.

     h. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          i. If the Common Stock is listed on an established stock exchange or national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market Trading Day on the date of such determination, or;

          ii. If the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, or;

          iii. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     i.  "Offering  Commencement  Date"  means the  first  day of each  Offering
Period.

     j. "Offering Period" means a period of approximately twelve months during which funds may be accumulated for the exercise of option, commencing and ending as follows: Commencing on the first Trading Day on or after January 1, and terminating on the last Trading Day in the period ending the following December
31. The duration of Offering Periods may be changed pursuant to Section 12.a of this Plan. The first Offering Period shall commence as of January 1, 2002.

     k. "Option" means an option to purchase Common Stock of the Company granted under Section 7 of the Plan.

     l. "Participant" means an eligible Employee who has elected to participate in the Plan.


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     m. "Purchase Date" means the last day of each Offering Period.

     n. "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower.

     o. "Purchase Date" means the last day of each Offering Period.

     p. "Trading Day" means a day on which national stock exchanges and the Nasdaq System are open for trading.


3.   Administration of this Plan.

     a. Administrator. This Plan shall be administered by the Board, if each member is a "disinterested person" (defined below), or a committee of two or more directors, each of whom is a "disinterested person" (the "Administrator"). For purposes of the prior sentence, a "disinterested person" is a director who is not, during the one year prior to service as an administrator of a plan, or during such service, granted or awarded equity securities or options pursuant to the Plan or any other plan of the Company or any of its affiliates, except that an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a disinterested person. The Administrator shall have full power and authority to interpret the provisions and supervise the administration of this Plan.

     b. Actions by Administrator. A majority of the members of the Administrator appointed pursuant to the above paragraph shall constitute a quorum. The Administrator shall keep minutes of its meetings. All decisions and selections made by the Administrator pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Administrator shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If the Administrator is a committee, all vacancies in the membership of the Administrator shall be filled by an appointment by the Board.

     c. Shareholder Approval Required. This Plan must be approved by the shareholders of the Company either by written consent or by vote at a duly called meeting of shareholders in the manner provided in the Company's Articles of Incorporation, as amended within twelve (12) months of its enactment. In addition to such terms and conditions as are specified herein with respect to qualification of this Plan under Code Section 423, for any eligible employee who is also subject to the provisions of Section 16(a) and (b) of the Exchange Act, any grants hereunder to such employees shall be subject to limitations set forth in Rule 16(b)-3 of the General Rules and Regulations of the Securities and Exchange Commission, including without limitation, at a minimum, the following:
(i) that the Option or right to purchase shares shall not be transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and
(ii) that a period of six (6) months must lapse between the time of acquisition of the Option or right to purchase by the participant and the time of disposition of the underlying security.

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     d. All Options  granted under this Plan shall be clearly  identified in the agreement evidencing such Option as granted under the name of this Plan, and for
purposes  of  further   identification,   this  Plan  shall  be  designated  the
"Littlefield Corporation 2002 Employee Stock Purchase Plan".

4.   Designation of Participants and Eligibility.

     a. Offerings. During each Offering Period throughout the term of this Plan, unless the Board determines otherwise, the Administrator shall make an offering under which all Eligible Employees are granted the opportunity to purchase Common Stock. Each Eligible Employee may become a Participant in the Plan on the first day of each Offering Period.

     b. Eligibility.


          i.  Any  Employee   employed  by  the  Company  on  a  given  Offering
     Commencement Date shall be eligible to participate in the Plan, except:

               A. Any Employee employed by the Company for less than three (3) months before the applicable Offering Commencement Date;

               B. Any Employee whose customary employment is less than 20 hours per week; and

               C. Any Employee whose customary  employment is not more than five
          (5) months in any calendar year.

          ii. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (including by attribution under Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock of the Company constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) to the extent that his or her option rights to purchase stock under this Plan and any other employee stock purchase plans of the Company and its subsidiaries exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) in the aggregate for each calendar year in which such option right is outstanding at any time.

     c. Participation in Plan Offerings. Any eligible Employee shall become a Participant in the Plan effective as of the first day of the Offering Period following the day on which the employee completes, signs and returns to the Company a written election to participate and payroll deduction authorization on a form to be prescribed by the Administrator. Filing of such Form shall be deemed to be an election to participate on a continuous basis until terminated or modified in writing, or until termination of the employee's employment with the Company. Failure of an eligible Employee to execute and return the required forms within the established


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time frames set by the Administrator shall be deemed a waiver of participation.

     d. Membership of any employee in the Plan is entirely voluntary. Except as provided in Section 4.b, all employees who elect to participate in the Plan shall have the same rights and privileges. Any employee receiving shares shall have no rights with respect to continuation of employment, nor with respect to continuation of any particular Company business, product or policy.

5.   Stock Reserved for this Plan.

     Subject to adjustment as provided in Section 12.c below, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2003 equal to the lesser of (i) 2 percent (2%) of the then-outstanding shares of Common Stock or (ii) a lesser amount determined by the Board. Should any Option or purchase right expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option or purchase right may again be subjected to grant under this Plan. Any Shares delivered pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

6.   Participant's Election and Contributions.

     a. Amount. At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period of between one percent (1%) and ten percent (10%), of the Compensation that he or she receives on each pay day during the Offering Period.

     b. Employee Accounts. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account. A Participant's account shall be only a bookkeeping account maintained by the Company, and the Company shall not be obligated to segregate or hold in trust or escrow any funds in a Participant's account. Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated payroll deductions shall be carried over with respect to any Participant from the end of one offering period to the beginning of another.

     c. Discontinuation of Contributions. A Participant may withdraw his or her participation in the Plan as provided in Section 11hereof, but no other change can be made and, specifically, a Participant may not alter the rate of his or her payroll deductions during an Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless the participation is terminated or withdrawn as provided in Section 11 hereof.

     d. Reduction of Contributions. Notwithstanding the foregoing, to the extent necessary to comply with the limitation of Section 423(b)(8) of the Code and
Section 4.b.ii hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. In such event, payroll deductions shall recommence at the rate


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provided in such  Participant's  subscription  agreement at the beginning of the first Offering Period scheduled to end in the following calendar year, unless the Participant withdraws as provided in Section 11 hereof

     e. Payment of Taxes. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant's tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

7.   Grant of Option.

     Effective on the Offering Commencement Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, a number of shares of the Company's Common Stock determined by dividing such Employee's total payroll deductions actually made before such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant

8.   Exercise of Option.

     Except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, and provided that the Participant has not before the Purchase Date advised the Adminnistrator that he or she does not wish to have shares purchased for his or her account on the Purchase Date, each Participant's option for the purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant's account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account that are insufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, unless otherwise requested by the Participant. Any funds left over in a Participant's account after the Purchase Date by reason of his or her prior election not to purchase shares on the Purchase Date shall be returned to the Participant within thirty (30) days after the end of such Offering Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9.   Delivery.

     As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant or his or her broker, or to a broker designated by the Committee, of a stock certificate evidencing the shares purchased upon exercise of the option. Shares may be registered in the name of the Participant or jointly in the


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name of the  Participant  and his or her spouse as joint  tenants  with right of survivorship, or as community property.

10.  No Interest.

     No interest shall accrue or be payable on the payroll deductions of a Participant.

11.  Termination    of    Participation,     Withdrawal,    Beneficiaries    and
     Transferability.

     a. Termination. Any Participant's membership in the Plan will be terminated when the member (a) resigns or is discharged from the Company or its subsidiaries, (b) dies, or (c) does not receive pay from the Company for twelve
(12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the Administrator. Upon termination, the payroll deductions credited to such Participant's account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under subsection d below, and such Participant's option shall be automatically terminated.

     b. Withdrawal.

          i. A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

          ii. A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

     c. Beneficiaries. Each Participant may file a written designation of a beneficiary who is to receive any shares of Common stock credited to such Participant's account under the Plan in the event of the death of such Participant prior to delivery to such Participant of the certificates for such shares. Such designation may be changed by the Participant at any time by written notice received by the Company.

     d. Distribution to Beneficiaries. Upon the death of a Participant, his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such member, or in the absence of such designation, to the executor or administrator of his or her estate, and in either


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event the Company  shall not be under any further  liability to anyone.  If more than one beneficiary is designated, then each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

     e. Transferability of Rights. No rights of any employee under this Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that a member is permitted to designate a beneficiary or beneficiaries as above provided, and except to the extent permitted by will or the laws of descent and distribution if not such beneficiary be designated.

12.  Modification and Termination of Plan -Certain Adjustments.

     a. Modification and Termination. The Company expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. This Plan may not be amended more than once every six months other than in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any Options or purchase rights granted thereunder from the operation of Section 16(b) of the Exchange Act, or in any other respect not inconsistent with Section 16(b) of such Exchange Act. Except as provided in subsection a, without shareholder consent and without regard to whether any Participant's rights may be considered to have been "adversely affected," the Board shall be entitled to: change the Offering Periods, the maximum amount of permitted payroll deductions, and the frequency and/or number of permitted changes in the amount withheld during an Offering Period; establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars; permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation; and establish such other limitations and procedures as the Board determines in its sole discretion are advisable.

     b. Amendments Requiring Shareholder Approval. No amendment or alteration shall be made which would impair the rights of any participant under any Option or purchase right theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

          i. Increase the total number of shares reserved for the purposes of this Plan or decrease the Purchase Price defined in subsection 2.n above (except as provided in subsection 12.c below), or change the classes of persons eligible to participate in this Plan as provided in Section 4.b above, or

          ii. Materially increase the benefits accruing to participants under this Plan: or


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          iii.   Materially  modify  the  requirements  as  to  eligibility  for participation in this Plan; or

          iv.  Extend the  expiration  date of this Plan as set forth in Section
     15.

     c. Adjustments on Changes in Capitalization. The existence of this Plan and Options and rights granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          i. The shares of Stock  with  respect  to which  Options  or  purchase rights may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of the Stock which are subject to Options or purchase rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options and purchase rights granted hereunder may thereafter be exercised shall; (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

          ii. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding Options or purchase rights an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that this Plan may be terminated and future Options or purchase rights for subsequent Offering Periods may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each Participant or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options or purchase rights for a period of not less than thirty
     (30) days during the sixty (60) days next preceding such effective date.


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          iii.  Except as expressly  provided above,  the Company's  issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sales or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options or purchase rights granted hereunder or the purchase price of such shares.

13.  Participation in Other Plans.

     Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company

14.  Compliance with Securities Laws -Purchase for Investment.

     a. Purchase for Investment. Unless the shares of Stock covered by this Plan have been registered under the Act, each Participant exercising an Option or purchase right under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution or any part thereof. The Company will reserve all rights to confirm through counsel that the stock may be granted and/or transferred without registration under federal or state securities laws or pursuant to an appropriate exemption thereto. In the discretion of the Administrator, grant of an option or issuance of securities on exercise may be deferred beyond the grant date or exercise date pending confirmation of such compliance with such securities laws on advise of Company counsel.

          i. Legends. Until the shares to be issued under this Plan have been registered under the Securities Act of 1933, a legend shall be placed on the certificates in form and content substantially as follows:

          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended or an opinion of counsel to the Company that registration is not required under said Act.

15.  Effective Date and Expiration of this Plan.

     The Plan shall become effective on January 1, 2002. If the plan is not approved by the shareholders in accordance with Treasury Regulations Section 1.423-2(c), any payroll deductions made thus far will be reimbursed to the employees. This Plan shall expire on December 31, 2012, except as to Options then outstanding, which shall remain in effect until they have expired or been exercised. No Option or purchase right shall be granted pursuant to this Plan after its expiration.

16.  Liability.

     No member of the Board, any committee thereof, the Administrator, or officers or employees of the Company shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless each administrator and each other officer, director or employee of the Company to whom any duty or power relating to the administration or interpretation of this Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Administrator) arising out of any action, omission or determination relating to this Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

17.  Options in Substitution for Other Options.

     The Administrator may, in their sole discretion, at any time during the term of this Plan, grant new options to any employee under this Plan or any other stock option of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Administrator. If the Administrator shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes a parent or subsidiary of the Company.


     LITTLEFIELD CORPORATION



     By: _____________________________________________________
         Jeffrey L. Minch, President & Chief Executive Officer



     ATTEST By: ______________________________________________
                Kathryn L. Scanlon, Secretary-Treasurer

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                        2002 EMPLOYEE STOCK PURCHASE PLAN
                           PARTICIPATION ELECTION FORM

         NAME OF EMPLOYEE:          _________________________________________

         DATE OF FIRST EMPLOYMENT:  _________________________________________

         ELECTION FOR OFFERING PERIOD COMMENCING:    ___________________

         DECLARATION OF ELECTION:   (Check One)

         [ ] I DO NOT WISH TO PARTICIPATE IN THE PLAN.

         [ ] I WISH TO PARTICIPATE IN THE PLAN. I elect to purchase that number of shares of common stock of the Company which can be purchased with _______% (write in 1 % to 10%) of my base salary contributed.

         [ ] I WISH TO TERMINATE MY CURRENT PARTICIPATION IN THE PLAN, AND STOP MY PAYROLL DEDUCTIONS.

         In order to pay for the shares of common stock of the Company that I have elected to purchase, I hereby authorize the Company to deduct the percentage of my base salary that I specified above from my pay each pay period while this election is in effect.

Date:    _____________________________      ____________________________________
                                            (print name)

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            (print address)

         Return this form to:               Received by Littlefield Corporation:
         --------------------

         LITTLEFIELD CORPORATION            ____________________________, 2___
         2501 North Lamar Blvd.
         Austin, Texas 78705